ARK ASSET MANAGEMENT CO., INC.

                                 CODE OF ETHICS


                                 January 1, 2000



I.       Statement of General Principles

         Ark Asset Management Co., Inc. ("Ark" or the "Firm") holds its employees to a high standard of integrity and business practice. In serving its clients, the Firm strives to avoid conflicts of interest or the appearance of conflicts in connection with the securities transactions of the Firm and its employees. This Code of Ethics (the "Code") is intended to serve as a guide to administering and overseeing procedures relating to the personal trading practices of the Firm's personnel (and certain entities in which such persons have an interest) in accordance with the Investment Advisers Act of 1940 ("Advisers Act") and the Investment Company Act of 1940 ("1940 Act") as each relates to the Firm's investment advisory business.

         Ark is an investment adviser registered under the Advisers Act and provides investment advice to its clients, which include corporate and multi-employer pension plans, charitable trusts and foundations, corporations, investment companies registered under the 1940 Act and others. Consistent with Rule 17j-1 of the 1940 Act and Section 204A of the Advisers Act, Ark has adopted this Code of Ethics which contains provisions reasonably necessary to prevent the Firm's employees from engaging in any act, practice, or course of business that would defraud or mislead any of its clients, or that would constitute a manipulative practice.

II.      Applicability

         This Code of Ethics applies to all employees of Ark, as well as to Ark's directors and officers, and as set forth herein, to certain entities in which such persons have a "beneficial interest" (as defined below). For purposes of this Code the term "employee" includes, but is not limited to, persons who, in the course of their regular functions or duties, participate in the process of purchasing or selling securities, or participate in making recommendations or obtaining information with respect to the purchase or sale of securities, on behalf of any of the Firm's clients, including investment companies. A Compliance Officer shall mean either Lauri London, Jay Mermelstein, or Lalaine Gines.

III.     Definitions

     A. An "approved trade" is a trade for which an employee has received prior approval pursuant to the procedures described in this Code.

     B. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and/or, with respect to the person making the recommendation, when such person considers making the recommendation.1

     C. An employee will be deemed to have a "beneficial interest" in a security or in an account in which the employee, his or her spouse, minor child or relative who shares the same household as the employee has a direct or indirect economic or pecuniary interest, and/or an account over which the employee exercises trading discretion or otherwise exercises control (collectively, an "Investment Account").

     D. A "Firm trade" is a transaction in a security in which the Firm has entered orders for one or more clients, for the Ark Asset North Star Fund I, LLC ("North Star Fund") or for the Ark Asset Management Co., Inc. Retirement Plan (the "Plan").

     E. "Security" means any stocks, bonds, notes, debentures and any interest commonly known as a security, including options, warrants and rights to purchase or sell securities, and options on and futures contracts for securities and securities indices, and any security issued in a limited offering or initial public offering, other than those securities set forth in Section VI. A. 1. If an employee is not certain whether a particular security falls within this Section or
          Section VI. A. 1., that employee should consult with a Compliance Officer.

     F. "Initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     G. "Limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

     H. "Access Person" means any director or officer of the Firm and any employee, who, in connection with his or her regular duties or functions, makes, participates in, obtains information regarding, or whose functions relate to the making of any recommendation with respect to, the purchase or sale of a security on behalf of a registered investment company.


IV.      Standards of Conduct

     A. Investment-related information learned by an employee during the course of carrying out Firm-related duties or in communications between Firm employees is to be kept confidential until or unless publicly available. Such information may include, but is not limited to, portfolio-related research activity, brokerage orders being placed on behalf of a client, and recommendations to purchase or sell specific securities.

     B. Employees may not take or omit to take an action on behalf of a Firm's client or intentionally induce a Firm's client to take action for the purpose of achieving a personal benefit.

     C. Employees may not use actual knowledge of a client's transactions to profit by the market effect of the client's transaction.

     D. Employees will not take unique investment opportunities which should be made in the Firm's clients' accounts for accounts in which they have a beneficial interest.

V.       Restrictions on Personal Investment and Related Activities

     A. Opening an Account. Each employee who wishes to establish a securities account, including an Investment Account, must notify and obtain approval from a Compliance Officer prior to opening such account.

     B. General Trading Prohibitions. In general, an employee trade of a security (including a security in a limited offering) for an Investment Account will not be approved when (i) that security is being considered for purchase or sale or is otherwise subject to an outstanding order, (ii) a Firm trade is being made or will be made in that security that day, or (iii) during the three business days following a Firm trade in that security. In addition, if the Ark Trading Desk otherwise anticipates trading in that security, the trade may be denied. Except as may be set forth in Section VI., the Firm's policy is that no employee may buy or sell a security which is part of an initial public offering for an Investment Account.

     C. Trading Approvals. Each employee who wishes to trade Securities in an Investment Account (other than as described in VI. A. herein) must notify and obtain prior approval from one of the Firm's Compliance Officer prior to effecting the trade.

          1. Approval is to be requested by submitting a form (in the form of Exhibit A attached hereto) entitled "Buy or Sell Order for Employee's Personal Account" to a Compliance Officer and then to the Firm's Trading Desk.

          2. Approvals will be granted at the discretion of a Compliance Officer and then must also be approved by the Trading Desk. If a Compliance Officer approves the trade, the Trading Desk will review the trade, prior to its execution, by reviewing completed and outstanding orders. The Trading Desk will not approve a trade in a security if that security (i) has been traded that day or
               (ii) is subject to any outstanding orders, unless a Compliance Officer is aware of such trades or outstanding orders and decides to approve the trade. If any trade subject to a prohibition in this Code is approved, a Compliance Officer will document the reason an exception to the Code was made.

          3. All trading approvals must be submitted to the Compliance Officer on the date of the proposed trade. A trading approval is effective for one business day only, unless explicitly provided for otherwise or extended in writing by a Compliance Officer. If employees do not effect trades by the close of business on the same day approval is received, they must obtain approval again, if they wish to trade that Security on a later date.

     D. Firm Trade Occurring after Approved Employee Trade. If the Firm enters an order for a security within 72 hours after an employee has effected an approved trade, a Compliance Officer will discuss the trade with the employee and document the employee's reason for making the trade. Depending on the circumstances, a Compliance Officer may, for example:

          1. Break the trade (a) if it appears that the employee may have had advance information concerning the Firm's trade, or (b) to avoid the appearance of impropriety; or

          2.   Allow the trade if  circumstances  justify such  action.  If this
               option  is  exercised,   a  Compliance   Officer  will  write  an
               explanatory memo to the Firm's files.

     E. Post-Trade Monitoring and Recordkeeping. Pursuant to Section VII. B., for all Investment Accounts, each employee shall authorize duplicate confirmations and monthly statements to be sent to a Compliance Officer. After trading approval of each transaction under this Section, a Compliance Officer shall cross-reference the confirmation received with respect to the applicable securities transaction for which a trading approval was given. Copies of all duplicate confirmations and statements and Buy or Sell Orders for Employee's Personal Account (with trading approvals) as well as other records and reports pursuant to the Code (defined in Section VII. C.), shall be kept by the Firm for each employee. A Compliance Officer shall review such records at least annually to determine if there are any trading patterns or series of transactions which may indicate possible violations of the Code.

     F. Trading by Research Analysts. Subject to Section VI., the Firm's research analysts and portfolio managers may not trade, for any account or accounts in which they have a beneficial interest, in any security they are considering recommending for a Firm Trade. A Compliance Officer may grant exceptions in advance of trades as deemed appropriate pursuant to this Code.

     G. Outside Directorships. Firm employees may not serve on the boards of directors of publicly traded companies unless (i) the Firm's board of directors grants prior authorization, and (ii) a mechanism such as a "Chinese Wall" is put into place and maintained for the purpose of preventing the flow of information from the employee serving on the board to the employees making investment decisions on behalf of the Firm's clients.

     H. Holding Period. Firm employees must hold securities which are subject to the Code for at least five (5) business days unless otherwise approved by a Compliance Officer.

VI.      Exceptions and Special Provisions

     A.   The provisions of Section V. and VII. C. are not applicable to:

          1. Purchases or sales of securities issued by the Government of the United States or any state or local government, instrumentality or agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper, money market instruments, registered unit investment trusts (UITs) such as S&P Depositary Receipts (SPDRs) and options on such securities, or shares of registered open-end investment companies (mutual funds).

          2. Purchases or sales of securities which are non-volitional on the part of either the employee or the Firm client.

          3. Purchases which are part of an automatic dividend reinvestment plan.

          4. Purchases effected pursuant to the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and the subsequent sale of those rights.

     B. The following special provisions apply to the North Star Fund, the Plan, and other investment funds or entities in which an employee of Ark may be deemed to have a beneficial interest as well as be responsible for such entities' trading decisions, or have knowledge of such entities' securities positions or be deemed to control such entity, as set forth below:

          1. Employees of Ark that invest in the North Star Fund will be deemed to have a beneficial interest in the North Star Fund. Because of the nature of the Plan, purchases and sales by the Plan shall not be subject to the Code except as Firm Trades and as otherwise set forth herein. Except as otherwise provided for in the Code, purchases or sales of interests in the North Star Fund will not be subject to the pre-approval requirements of
               Section V. but any employee who has an interest in the North Star Fund (other than an employee making trading decisions on behalf of the North Star Fund) should report the North Star Fund, and his interest therein, pursuant to Section VII as an Investment Account subject to the Code. Employees making trading decisions on behalf of the North Star Fund must report the North Star Fund and their interest therein, as well as the North Star Fund's underlying security holdings, pursuant to Section VII. For purposes of the Code, employees making trading decisions on behalf of the North Star Fund are "Access Persons" under the Code. Purchases and sales for the North Star Fund will be bunched with orders for Ark's clients whenever appropriate.

          2. A Compliance Officer will review all transactions of the North Star Fund and the Plan monthly. The personal trading done by employees making trading decisions on behalf of the North Star Fund (other than with respect to the North Star Fund) is fully subject to the Code.

          3. Purchases or sales of securities made by an employee who makes trading decisions on behalf on an entity in which he or she has a beneficial interest, or who has prior knowledge of the trading decisions and/or securities positions of such entity, or who may be deemed to control such entity (other than the North Star Fund) shall be subject to the Code and exceptions to the Code, if any, will be evaluated and made by a Compliance Officer on a case-by-case basis.

          4. Notwithstanding anything to the contrary contained herein, any investment by the North Star Fund in a limited offering must be pre-approved by a Compliance Officer, as set forth in the Code, prior to such investment being acquired.

          5. Because of certain carve-out provisions under applicable rules of the National Association of Securities Dealers, Inc. governing initial public offerings, and the nature of the Firm employees who will be investing in the North Star Fund, purchases and sales of securities in an initial public offering by the North Star Fund are not subject to the Code because no employee or Access Person of the Firm will be deemed to acquire a direct or indirect beneficial ownership in a security in an initial public offering.

     C. A Compliance Officer may exercise discretion to approve a trade and/or make an exception to this Code if, for example, it appears that:

          1.   The potential harm to the Firm's clients is remote;

          2. The trade is unlikely to affect large capitalization stock or a highly institutionalized market;

          3. The trade is clearly not related economically to securities to be purchased, sold or held by any of the Firm's clients; and/or

          4. At the discretion of a Compliance Officer, a Firm trade is being made in a security only to size-up or size-down an account (due to deposits and/or withdrawals), if such a trade is deemed immaterial considering all relevant facts.

VII.     Reporting

     A. Upon being hired by the Firm, each employee must submit to a Compliance Officer (i) an acknowledgment regarding their understanding of and intent to comply with the Code, (ii) a list of all securities accounts in which the employee has a beneficial interest (i.e., Investment Accounts) and (iii) a representation that the employee will request that duplicate statements and confirmations be sent to Ark's General Counsel with regard to such accounts. All Access Persons must also provide within ten days of either becoming an Access Person or joining the Firm, current statements providing an initial list of all securities holdings in which the Access Person has a beneficial interest. The acknowledgment form for new employees, the initial holdings report for Access Persons and a form letter to be completed and signed by the new employee during their orientation session with Ark's Human Resources Department are attached as Exhibit B hereto.

     B. For each Investment Account, an employee must arrange with the broker-dealer or custodian to have duplicate confirmations and statements sent to a Compliance Officer. Exhibit B, page 3 is a form of letter which may be used for such purpose.

     C. On an annual basis, each employee must submit to a Compliance Officer an "Annual Acknowledgment Form", in the Form of Exhibit C hereto. The Annual Acknowledgment Form includes representations by the employee regarding compliance with the Code in the previous year, intent to comply in the current year and provides for the reporting of any exceptions. All Access Persons must also submit an annual holdings report by January 31 of each year to reflect securities holdings as of December 31 of the prior year in the form attached to Exhibit C hereof.

     D. As described in Section V, employees will report on each securities transaction by submitting their Buy or Sell Orders for Employee's Personal Account to a Compliance Officer.

     E.   Any  report,  confirmation  or  statement  submitted  pursuant to this
          Section is not to be construed as an admission of beneficial interest in the security or account to which the item relates.

     F. A Compliance Officer will notify each Access Person that such person is considered an Access Person under the Code and of their reporting obligations under the Code.

VIII.    Sanctions

     A. In the event of a failure by any employee to comply with the provisions of this Code or of applicable securities laws, the General Counsel and/or the Chief Operating Officer may impose, or recommend that the Firm's board of directors or other officers impose, appropriate sanctions, including, among other things, disgorgement to a charity chosen by Ark of any profits obtained from violations of the Code and/or dismissal.

     B. Consistent with the statement of the Securities and Exchange Commission in connection with its adoption of Rule 17j-1 of the 1940 Act, violations of this Code are not to be construed as per se violations of the law.

                                    EXHIBIT A
                              BUY OR SELL APPROVAL
                       FOR ARK EMPLOYEES PERSONAL ACCOUNT


                    Buy  _____                                      Sell  _____


                      Shares of                            at
--------------------             -------------------------    --------------
(Amount)                         (Name of Issue/ Ticker)        (Price)



For the following account:


Name of Account:
                  ----------------------------------------------------------


Brokerage Firm:
                  ----------------------------------------------------------


Account Number:
                 -----------------------------------------------------------


If selling, please indicate date the security was purchased if purchased within the last thirty days:
-------------


My signature below attests that in placing this order I am not seeking to capitalize upon or take personal advantage of any investment recommendations, decisions or programs of Ark Asset Management Co., Inc., and, to the best of my knowledge and belief, the execution of this order will not have an adverse effect on any account managed by Ark Asset Management Co., Inc. I have not received what might be material non-public information on this stock.


                                           _____________________________________
                                            (Signature of Employee)


_____________________________________________
Date

                                    EXHIBIT B

                                   PAGE 1 OF 4

                         ARK ASSET MANAGEMENT CO., INC.
                                 CODE OF ETHICS

                      ACKNOWLEDGMENT FORM FOR NEW EMPLOYEES


1. I certify that I have read and am familiar with Ark Asset Management Co., Inc.'s (the "Firm's") Code of Ethics (the "Code").

2. I represent that I will comply with the Code at all times during the current calendar year, subsequent to the date hereof.

3. I will disclose, report and confirm all holdings and transactions required to be disclosed, reported or confirmed pursuant to the Code. I will authorize duplicate statements and confirms with respect to all accounts in which I have beneficial interests to be sent to a Compliance Officer. I have forwarded the attached letter to all appropriate parties to authorize such reporting.

4. All accounts in which I have a beneficial interest, as defined in the Code (including any and all accounts over which I exercise trading discretion or otherwise control), are listed below.

5. If any new accounts in which I will have a beneficial interest are opened in the future, I will notify the Firm and I will authorize duplicate statements and confirms with respect to such account to be sent to the Firm.


Name (print):__________________________________________



Position:______________________________________________



Signature:_____________________________________________


Date:__________________________________________________

                                    EXHIBIT B

                                   PAGE 2 OF 4


List of all accounts in which                       has a beneficial interest
                              ---------------------
                                     name

as of                       .  (Attach additional sheets, if necessary)
        -------------------
              date

Account Title:
                      -------------------------------------------------

Broker Dealer:
                   ----------------------------------------------------

Account Number:
                 ---------------------------------------------
Date Established:
                   -------------------------------------------

Account Title:
                      -------------------------------------------------

Broker Dealer:
                    ---------------------------------------------------

Account Number:
                 ------------------------------------------------------
Date Established:
                   -------------------------------------------

Account Title:
                      -------------------------------------------------

Broker Dealer:
                    ---------------------------------------------------

Account Number:
                 ------------------------------------------------------
Date Established:
                   -------------------------------------------

                                    EXHIBIT B
                                   PAGE 3 OF 4

                             INITIAL HOLDINGS REPORT
                             FOR ALL ACCESS PERSONS

List of all holdings in which                          has a beneficial interest
                              ------------------------
                                       name

as of                       . (Attach additional sheets, if necessary)
        -------------------
             date

       Security                             _______________________________

       Number of Shares                     _______________________________

       Principal Amount                     _______________________________


       Security                             _______________________________

       Number of Shares                     _______________________________

       Principal Amount                     _______________________________


       Security                             _______________________________

       Number of Shares                     _______________________________

       Principal Amount                     _______________________________


       Security                             _______________________________

       Number of Shares                     _______________________________

       Principal Amount                     _______________________________


       Security                             _______________________________

       Number of Shares                     _______________________________

       Principal Amount                     _______________________________

                                    EXHIBIT B

                                   PAGE 4 OF 4


Name of Contact
                 ------------------------------------

Name of Firm
              ------------------------------------------------

Address/Fax Number
                    ------------------------------------------

This letter shall provide authorization for you to send duplicate account statements and duplicate trade confirmations for all activity in the accounts below to:

                                    Ark Asset Management Co., Inc.
                                    125 Broad Street
                                    New York, NY 10004
                                    Attention : General Counsel

Sincerely,


_______________________________________
Name:
                                   _________________________________________
                                   Name of Account

                                   _________________________________________
                                   Account Number

                                   _________________________________________
                                   Name of Account

                                   _________________________________________
                                   Account Number

                                   _________________________________________
                                   Name of Account

                                   _________________________________________
                                   Account Number

                                    EXHIBIT C
                                   PAGE 1 OF 3

                         ARK ASSET MANAGEMENT CO., INC.
                                 CODE OF ETHICS

                           ANNUAL ACKNOWLEDGMENT FORM

Unless otherwise noted below:

1. I certify that I have read and am familiar with Ark Asset Management Co., Inc.'s (the "Firm's") Code of Ethics (the "Code").

2. I represent that I have complied with the Code at all times during the previous calendar year and will comply with the Code during the current calendar year.

3. I have, during the previous calendar year, disclosed and confirmed all holdings and transactions required to be disclosed or confirmed pursuant to the Code.

4. I have, during the previous calendar year, disclosed and confirmed all accounts in which I have a beneficial interest, as defined in the Code (including any and all accounts over which I exercise trading discretion or otherwise control), and reported all securities transactions required to be reported under the Code. A list of such accounts is attached hereto.

5. If any new accounts in which have a beneficial interest were opened during the previous year, I notified the Firm and I authorized duplicate statements, confirms and monthly statements with respect to such account to be sent to the Firm.



Name (print):________________________________________


Position:____________________________________________


Signature:___________________________________________


Date:________________________________________________


Exceptions:

Item Number                Explanation

                                    EXHIBIT C
                                   PAGE 2 OF 3


List of all accounts in which                          has a beneficial interest
                              ------------------------
                                      name

as of                       . (Attach additional sheets, if necessary)
        -------------------
              date

Account Title:
                      -------------------------------------------------

Broker Dealer:
                   ----------------------------------------------------

Account Number:
                 ---------------------------------------------

Account Title:
                      -------------------------------------------------

Broker Dealer:
                    ---------------------------------------------------

Account Number:
                 ------------------------------------------------------

Account Title:
                      -------------------------------------------------

Broker Dealer:
                    ---------------------------------------------------

Account Number:
                 ------------------------------------------------------

Account Title:
                      -------------------------------------------------

Broker Dealer:
                    ---------------------------------------------------

Account Number:
                 ------------------------------------------------------

                                    EXHIBIT C
                                   PAGE 3 OF 3

                             ANNUAL HOLDINGS REPORT
                             FOR ALL ACCESS PERSONS

List of all holdings in which                         has a beneficial interest
                              -----------------------
                                     name

as of                       . (Attach additional sheets, if necessary)
        -------------------
             date

       Security                             _______________________________

       Number of Shares                     _______________________________

       Principal Amount                     _______________________________


       Security                             _______________________________

       Number of Shares                     _______________________________

       Principal Amount                     _______________________________


       Security                             _______________________________

       Number of Shares                     _______________________________

       Principal Amount                     _______________________________


       Security                             _______________________________

       Number of Shares                     _______________________________

       Principal Amount                     _______________________________


       Security                             _______________________________

       Number of Shares                     _______________________________

       Principal Amount                     _______________________________


--------
1 Subject to Section V. E., the mere issuance of a research report shall not mean a security is "being considered for purchase or sale."